UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2012

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

David B. Farrell was appointed to serve as Director of the Boards of Salisbury Bancorp, Inc. (“Salisbury”) and Salisbury Bank and Trust Company (the “Bank”) effective June 29, 2012.

Mr. Farrell is the CEO of NAPPI International, an organization dedicated to providing superior behavioral safety training through customized consulting and support, and is also CEO and Founder of Farrell & Company, LLC, a management consulting firm devoted to strategy and restructuring. Mr. Farrell graduated from St. Bonaventure University, NY, cum laude, in 1977 with a Bachelor of Science degree in Business and Accounting. He lives with his wife in Sheffield, MA.

Mr. Farrell previously served as President and Chief Executive Officer and member of the board of directors of Bob’s Stores (1999-2008), a retail company headquartered in Meriden, CT (a subsidiary of the TJX Companies), and also previously served as an officer and a director of Berkshire Hills Bancorp (2005-2009), a bank holding company headquartered in Pittsfield, MA.

In addition to serving as a director of Salisbury and the Bank, Mr. Farrell will serve as a member of the Asset Liability/Investment Committee, the Human Resource and Compensation Committee, and the Audit Committee.

Section 8.	Other Events

Item 8.01.	Other Events

On June 29, 2012, Salisbury issued a press release related to the appointment of David B. Farrell as Director of Salisbury and the Bank effective June 29, 2012.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: June 29, 2012	By:	/s/ B. Ian McMahon
B. Ian McMahon Chief Financial Officer